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                                                                    Exhibit 21.1


                       LIST OF SUBSIDIARIES OF REGISTRANT
                       ----------------------------------


NAME OF SUBSIDIARY                              JURISDICTION OF INCORPORATION
- ------------------                              -----------------------------

Coinmach Corporation                                     Delaware

Super Laundry Equipment Corp.                            New York
(subsidiary of Coinmach Corporation)

Grand Wash & Dry Launderette, Inc.                       New York
(subsidiary of Coinmach Corporation)